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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


HF Bancorp, Inc. owns 100.0% of Hemet Federal Savings And Loan Association

Hemet Federal Savings And Loan Association owns 100.0% of First Hemet
Corporation